UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KEYON COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3130469
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11742 Stonegate Circle
Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock Par Value $0.001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  ____________________

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
N/A

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the Common Stock is contained in Amendment No. 2 to the Company’s Registration Statement on Form SB-2 (File No. 333-146545) filed with the Securities and Exchange Commission on November 16, 2007, including any amendment filed for the purpose of updating such description, which is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits.

Exhibit No.	Description
1.

Composite Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on form SB-2 filed with the Commission on November 16, 2007).

2.	Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 10, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 19, 2007	KEYON COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer